ST. CLOUD CAPITAL PARTNERS, LP **
By    : SCGP, LLC
Its   : General Partner

By    : /s/ Marshall S. Geller                        Dated : 03/16/2005
        ----------------------
Name  : Marshall S. Geller
Title : Senior Managing Member

        /s/ Cary Fitchey **                           Dated : 03/16/2005
        -------------------
        Cary Fitchey

        /s/ Marshall S. Geller                        Dated : 03/16/2005
        ----------------------
        Marshall S. Geller

ST. CLOUD CAPITAL, LLC **

By    : /s/ Cary Fitchey                              Dated : 03/16/2005
        ----------------
Name  : Cary Fitchey
Title : Managing Member

SCGP, LLC **

By    : /s/ Cary Fitchey                              Dated : 03/16/2005
        ----------------
Name  : Cary Fitchey
Title : Managing Member

** Signature of Reporting Person